Exhibit 99.1

Glucotrack Reports First Quarter 2025 Financial Results and Recent Corporate Highlights

On track to implant first patients in long-term, multicenter feasibility study of the fully implantable continuous blood glucose monitor (CBGM) system in Australia in Q3 2025

Investigational Device Exemption (IDE) approval for novel CBGM technology from FDA expected in Q4 2025

Rutherford, NJ, May 14, 2025 (GLOBE NEWSWIRE) — Glucotrack, Inc. (Nasdaq: GCTK) (“Glucotrack” or the “Company”), a medical technology company focused on the design, development, and commercialization of novel technologies for people with diabetes, today reported financial results and recent corporate highlights for the first quarter ended March 31, 2025.

“I am pleased with the progress we made during the quarter and look forward to commencing our clinical study in Australia, where we expect to continue growing our body of clinical evidence to support the use of our well-differentiated, fully implantable, real-time, multi-year continuous blood glucose monitoring system,” said Paul V. Goode, PhD, President and Chief Executive Officer of Glucotrack. “At the same time, we remain focused on strengthening our capital structure and ensuring that we have the runway to bring our potentially life-improving technology to the millions of diabetes patients who need it most.”

First Quarter 2025 & Recent Highlights

Advanced Product and Clinical Development

●	Received ethical approval in Australia to initiate long-term clinical study of the Company’s continuous blood glucose monitor (CBGM) in participants with type 1 and type 2 diabetes.

●	Announced participation in FORGETDIABETES, a prominent European research initiative dedicated to developing an immuno-optimized, fully-implantable, fully-automated, artificial pancreas for people with type 1 diabetes. Glucotrack’s CBGM technology will provide real-time glucose data to guide insulin dosing decisions within the artificial pancreas.

●	Announced collaboration with OneTwo Analytics to apply advanced artificial intelligence and machine learning analytics to clinical study data from the Company’s CBGM. The partnership aims to generate deeper insights into the performance and clinical impact of the Company’s technology.

●	Successfully completed a first-in-human clinical study of the CBGM that met its primary endpoint with no procedure- or device-related serious adverse events reported. The study confirmed successful function and placement of the sensor lead in the subclavian vein, and demonstrated solid Bluetooth performance with accuracy comparable to animal studies. These data were presented at the 2025 International Conference on Advanced Technologies & Treatment for Diabetes (ATTD).

●	Received ISO 13485:2016 certification from the British Standards Institute (BSI) demonstrating our commitment and ability to meet rigorous global standards for design and manufacturing of high-quality medical devices.

Anticipated Milestones in 2025

●	Presenting clinical data demonstrating the safety and accuracy of the CBGM at additional industry conferences.

●	Further expanding Advisory Boards with world-renowned experts in endocrinology and cardiology and others essential to the diabetes community.

●	Implanting first patients in long-term, multicenter feasibility study of the fully implantable CBGM system in Australia, anticipated in Q3 2025.

●	Securing IDE approval from the U.S. Food and Drug Administration for a long-term, multicenter Pilot Study of the CBGM system, anticipated in Q4 2025, subject to current agency response timelines.

Financial Results for the Quarter ended March 31, 2025

Research and Development Expenses: Research and development expenses were $1.9 million for first quarter of 2025 compared to $2.1 million for first quarter of 2024. The decrease of $0.2 million was primarily due to timing in product and manufacturing development activities.

Marketing, General and Administrative Expenses: Marketing, General and Administrative expenses were $1.6 million for the first quarter of 2025 compared to $0.8 million for first quarter of 2024. The increase of $0.8 million was primarily attributable to increased legal and professional fees and personnel costs.

Net Loss: Net loss for the first quarter of 2025 was $6.8 million compared to a net loss of $2.9 million for the first quarter of 2024. The increase in net loss is attributable primarily to the non-cash $3.4 million change in fair value of derivative liabilities and increase of $0.5 million in operating expenses.

Cash Position: Cash and cash equivalents as of March 31, 2025, were $9.1 million, compared with $5.6 million in cash and cash equivalents as of December 31, 2024. The net increase in cash and cash equivalents was attributable to the $6.4 million received from financing activities offset by cash used in operating and investing activities of $2.9 million.

Based on current plans and assumptions, the Company believes that its existing cash and cash equivalents will be sufficient to fund its 2025 operating plan to initiate human clinical trials and related milestones.

The Glucotrack Continuous Blood Glucose Monitor is an Investigational Device and is limited by federal (or United States) law to investigational use.

For more information about Glucotrack’s CBGM, visit glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. For more information, please visit http://www.glucotrack.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “anticipate”, “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 31, 2025.

Contacts:

Investor Relations:	Media:
investors@glucotrack.com	GlucotrackPR@icrinc.com

GLUCOTRACK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of US dollars except share data)

	In thousands of US dollars (except stock data)
	March 31, 2025	December 31, 2024
	Unaudited
Current Assets
Cash and cash equivalents	9,100	5,617
Other current assets	355	151
Total current assets	9,455	5,768

Operating lease right-of-use asset, net	53	59
Property and equipment, net	94	95
Restricted cash	10	10
TOTAL ASSETS	9,612	5,932

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	1,612	992
Operating lease liability, current	26	26
Convertible promissory notes	9	5
Other current liabilities	303	252
Total current liabilities	1,950	1,275

Non-Current Liabilities
Derivative financial liabilities (Note 2F and Note 3B)	177	17,421
Operating lease liability, non-current	26	33
Loans from stockholders	201	203
Total liabilities	2,354	18,932

Commitments and contingent liabilities (Note 4)

Stockholders’ Equity (Deficit)
Common Stock of $0.001 par value (“Common Stock”):
250,000,000 and 100,000,000 shares authorized as of March 31, 2025 and December 31, 2024, respectively; 25,585,853 and 791,609 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	26	1
Additional paid-in capital	146,259	119,229
Receipts on account of shares	228	228
Accumulated other comprehensive income	28	(8)
Accumulated deficit	(139,283)	(132,450)
Total stockholders’ equity (deficit)	7,258	(13,000)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	9,612	5,932

GLUCOTRACK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands of US dollars except share data) (unaudited)

	Three-month period ended March 31,
	2025	2024
Operating expenses
Research and development	$1,871	$2,148
General and administrative	1,499	733
Selling and marketing expenses	128	70
Total operating expenses	3,498	2,951

Operating loss	3,498	2,951
Other (income) expense
Change in fair value of derivative liabilities	3,376	-
Other (income) expense, net	(4)	-
Finance expenses (income), net	(37)	(24)

Net Loss	6,833	2,927
Other comprehensive income:
Foreign currency translation adjustment	(36)	(6)

Comprehensive loss for the period	$6,797	$2,921

Basic and diluted net loss per common stock	$(0.67)	$(11.73)

Weighted average number of common stock used in computing basic and diluted loss per common stock	10,160,725	249,598